UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 13, 2019
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East, Ruston, Louisiana		71270
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (318) 255-2222
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBNK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01	Other Events
On December 13, 2019, Cary S. Davis, who serves as Senior Executive Officer and Executive Risk Officer of Origin Bancorp, Inc. (the "Corporation"), entered into a prearranged stock trading plan to sell shares of the Corporation’s common stock, par value $5.00 per share (the “Common Stock”).
Mr. Davis’s trading plan commences in January 2020 and continues until June 2020. Stock transactions under this trading plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.
The trading plan is designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. In accordance with Rule 10b5-1, officers and directors of a public company may adopt a trading plan for selling stock of the public company. Except as may be required by law, the Corporation does not undertake to report 10b5-1 trading plans by other officers or directors of the Corporation in the future, or to report modifications or terminations of any such plans, whether or not the trading plan was publicly announced.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 13, 2019	ORIGIN BANCORP, INC.

By: /s/ Stephen H. Brolly
Stephen H. Brolly, Chief Financial Officer